EXHIBIT 99.01

DESCRIPTION OF EXECUTIVE COMPENSATION PLAN FOR FISCAL YEAR 2007

The following executive officers of Kana Software, Inc. (“KANA”) will participate in a performance-based, non-equity incentive compensation plan for fiscal year 2007 (the “Executive Compensation Plan”): Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Administrative Officer, Chief Technology Officer, Chief Marketing Officer, Senior Vice President, Worldwide Field Operations, Senior Vice President of Corporate Development and Strategy, Vice President, General Counsel, Vice President, Finance, Senior Vice President, Engineering, and President of eVergance Partners LLC (collectively, the “Executive Officers”).

The four targets that KANA must achieve in order for the Executive Officers to receive a cash bonus consists of: profit, revenue, positive operational cash and MBOs. If KANA achieves 100% of these four targets, then the Executive Officers, other than the Senior Vice President, Worldwide Field Operations and the President of eVergance Partners LLC, will receive an amount equal to 100% of their incentive compensation for the period. If KANA achieves 100% of its profit target, the Senior Vice President, Worldwide Field Operations and the President of eVergance Partners LLC will receive an amount equal to 25% and 40%, respectively, of their total base incentive target. If KANA achieves 100% of its revenue target, the President of eVergance Partners LLC will receive an amount equal to 20% of his total base incentive target. The above-mentioned incentive compensation amounts are referred to as “Base Bonus Amounts.”

The allocation of the four targets within the Executive Officers’ Base Bonus Amounts differs according to the Executive Officers’ experience, position and responsibilities. The revenue, positive operational cash and MBO targets will not apply to the Senior Vice President, Worldwide Field Operations. The positive operational cash and MBO targets will not apply to the President of eVergance Partners LLC.

The Executive Officers will earn their cash bonus under the Executive Compensation Plan as follows:

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Profit. If KANA achieves its profit target for the first, second, third and fourth quarters and the year, then the Executive Officers will receive a cash bonus of 12.5%, 12.5%, 12.5%, 12.5% and 50% of their allocated profit target amount within their Base Bonus Amount, respectively.

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Revenue. If KANA achieves its revenue target for the first, second, third and fourth quarters and the year, then the Executive Officers will receive a cash bonus of 15%, 15%, 15%, 15% and 40% of their allocated revenue target amount within their Base Bonus Amount, respectively.

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Positive Operational Cash. If KANA achieves its positive operational cash target for the first, second, third and fourth quarters, then the Executive Officers will receive a cash bonus of 25% of their allocated positive operation cash amount within their Base Bonus Amount for each quarter of achievement.

•	MBOS. If the Executive Officers achieve their MBO targets for each quarter, then they will receive 25% of their allocated MBO amount within their Base Bonus Amount for each quarter of achievement.

If KANA achieves more than 10% of its quarterly profit target, the Executive Officers, other than the Senior Vice President, Worldwide Field Operations and the President of eVergance Partners LLC, will receive 5% of their allocated profit amount within their Base Bonus Amount for each time KANA’s quarterly profit exceeds 10% of KANA’s quarterly target profit, with the amount capped at three times the 10% quarterly target profit.

If KANA achieves more than 10% of the Company’s annual profit target, the Executive Officers, other than the Senior Vice President, Worldwide Field Operations and the President of eVergance Partners LLC, will receive 10% of their allocated profit amount within their Base Bonus Amount for each time KANA’s annual profit exceeds 10% of KANA’s annual target profit, with the amount capped at three times the 10% annual target profit.